AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

    THIS AMENDMENT effective as of the last date on the signature block, 2021, to the Amended and Restated Custody Agreement dated December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to update the fee schedule on Exhibit Z of the agreement and to amend the series of the trust to add the Semper Brentview Dividend Growth Equity Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Effective May 1, 2021 Amended Exhibit Z is hereby superseded and replaced with Amended Exhibit Z attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISORS SERIES TRUST            U.S. BANK, N.A.

By: ______________________________        By: ________________________________

Name: ____________________________        Name: _____________________________

Title:    President                    Title: Senior Vice President

Date:                            Date:

Amended Exhibit Z to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Name of Series                          Date Added
Semper MBS Total Return Fund
Semper Short Duration Fund
Semper Absolute Return Bond Fund      on or after August 30, 2016
Semper Brentview Dividend Growth Equity Fund     on or after May 1, 2021

Amended Exhibit Z to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Custody Services Fee Schedule at May 1, 2021

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
1 basis points
$ [  ]- Minimum annual fee per fund
Plus, portfolio transaction fees
Portfolio Transaction Fees
■$ [  ]- Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ [  ]- Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ [  ]- Option/SWAPS/future contract written, exercised or expired
■$ [  ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ [  ]- Physical security transaction
■$ [  ]- Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ [  ] - per custody sub account per year (e.g., per sub - adviser, segregated account, etc.)
■$ [  ] - Class Action Services filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $[  ].
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus 2% unless a line of credit is in place.
■Third Party lending - Additional fees will apply
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Amended Exhibit Z (continued)

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	18	$[ ]	Hong Kong	1.75	$[ ]	Poland	8	$[ ]
Australia	1.5	$[ ]	Hungary	18	$[ ]	Portugal	3	$[ ]
Austria	1.7	$[ ]	Iceland	15	$[ ]	Qatar	38	$[ ]
Bahrain	42	$[ ]	India	7	$[ ]	Romania	30	$[ ]
Bangladesh	18	$[ ]	Indonesia	6	$[ ]	Russia	12	$[ ]
Belgium	1	$[ ]	Ireland	1	$[ ]	Saudi Arabia	30	$[ ]
Bermuda	15	$[ ]	Israel	10	$[ ]	Serbia	60	$[ ]
Botswana	24	$[ ]	Italy	1	$[ ]	Singapore	1.35	$[ ]
Brazil	7	$[ ]	Japan	1	$[ ]	Slovakia	20	$[ ]
Bulgaria	24	$[ ]	Jordan	40	$[ ]	South Africa	1.75	$[ ]
Canada	1.2	$[ ]	Kenya	28	$[ ]	South Korea	3	$[ ]
Chile	13	$[ ]	Kuwait	38	$[ ]	Spain	1	$[ ]
China Connect	18	$[ ]	Latvia	15	$[ ]	Sri Lanka	11	$[ ]
China (B Shares)	10	$[ ]	Lithuania	15	$[ ]	Sweden	1.25	$[ ]
Colombia	30	$[ ]	Luxembourg	1.25	$[ ]	Switzerland	1.25	$[ ]
Costa Rica	15	$[ ]	Malaysia	3	$[ ]	Taiwan	8	$[ ]
Croatia	18	$[ ]	Malta	20	$[ ]	Thailand	3	$[ ]
Cyprus	4	$[ ]	Mauritius	28	$[ ]	Tunisia	38	$[ ]
Czech Republic	12	$[ ]	Mexico	2.5	$[ ]	Turkey	9	$[ ]
Denmark	1.25	$[ ]	Morocco	28	$[ ]	UAE	35	$[ ]
Egypt	18	$[ ]	Namibia	30	$[ ]	Uganda	40	$[ ]
Estonia	6	$[ ]	Netherlands	1.25	$[ ]	Ukraine	30	$[ ]
Eswatini	28	$[ ]	New Zealand	1.5	$[ ]	United Kingdom	1	$[ ]
Euroclear (Eurobonds)	1	$[ ]	Nigeria	28	$[ ]	Uruguay	45	$[ ]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	$[ ]	Vietnam	20	$[ ]
Finland	1.5	$[ ]	Oman	42	$[ ]	West African Economic Monetary Union (WAEMU)*	38	$[ ]
France	1	$[ ]	Pakistan	24	$[ ]	Zambia	28	$[ ]
Germany	1	$[ ]	Panama	65	$[ ]	Zimbabwe	28	$[ ]
Ghana	25	$[ ]	Peru	30	$[ ]
Greece	4	$[ ]	Philippines	3.5	$[ ]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.
Amended Exhibit Z to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Global Custody Base Fee
A monthly base fee of $[  ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees,

foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit Z.

Semper Capital Management, L.P.

By:_____________________________

Printed Name:_____________________

Title:____________________________    Date:_______________